UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Otis Worldwide Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Otis Leader,

On April 4, 2025, Otis filed proxy materials with the Securities and Exchange Commission in connection with our 2025 Annual Meeting of Shareholders, expected to take place on May 15, 2025.

I am writing to encourage you to vote your shares before the annual meeting. On or about April 9, 2025, Otis colleagues holding votable shares (as defined below1) of Otis stock in an Otis-sponsored UBS account received an external email from the following sender:

From: UBS FINANCIAL SERVICES INC id@proxyvote.com

Subject: OTIS WORLDWIDE CORPORATION Annual Meeting

If you have not done so, please follow the instructions in that email to cast your vote. Our Board and management team have made the following voting recommendations on the four proposals up for vote:

As an Otis shareholder, it is important to exercise your right to vote, helping shape our future in line with our vision to give people freedom to connect and thrive in a taller, faster, smarter world. Our full proxy statement is available at our investor relations website (www.otisinvestors.com). If you have further questions about the proxy voting process, please contact your UBS financial advisor directly or reply to this email.

Thank you for your continued support of Otis.

Sincerely,

Toby Smith
SVP & Corporate Secretary

[1] Only vested shares in the stock of Otis Worldwide Corporation (NYSE: OTIS) are deemed votable. If you hold only unvested OTIS shares or other OTIS stock-related holdings (e.g., stock appreciation rights (SARs)), or if you hold OTIS shares outside of UBS, you may not have received the email from UBS referenced herein.

Important Additional Information Regarding Proxy Solicitation

Otis has filed a proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the Company’s 2025 Annual Meeting of Shareholders (the “Proxy Statement” and such meeting the “2025 Annual Meeting”). Otis, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2025 Annual Meeting. Information regarding the names of Otis directors and executive officers and their respective interests in Otis by security holdings or otherwise is set forth in the Proxy Statement, filed with the SEC on April 4, 2025 and available at www.otisinvestors.com. Please refer to the sections captioned “Stock Ownership,” “Compensation of directors” and “Summary compensation table” in the Proxy Statement. To the extent holdings of such participants in Otis securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 4, 2025 and available at https://www.sec.gov/Archives/edgar/data/1781335/000178133525000010/otis-20241231.htm.

Details concerning the nominees of the Otis Board of Directors for election at the Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF OTIS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING OUR DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents, including the definitive Proxy Statement (and any amendments or supplements thereto) and other documents filed by Otis with the SEC, are available for no charge at the SEC’s website at http://www.sec.gov and at our investor relations website at www.otisinvestors.com.